Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 8, 2018, in the Registration Statement (Form F-1 No. 333-223406) and related Prospectus of OneSmart International Education Group Limited dated March 9, 2018.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

March 9, 2018